Exhibit 10.2

CINCINNATI FINANCIAL CORPORATION

P.O. BOX 145496

CINCINNATI, OH 45250-5496

(513) 870-2000

STOCK OPTION PLAN NO. VIII

STOCK OPTION AGREEMENT

FOR NON-QUALIFIED OPTIONS

THIS AGREEMENT, made this ____ day of __________, 20__, by and between CINCINNATI FINANCIAL CORPORATION, an Ohio corporation, 6200 South Gilmore Road, Fairfield, Ohio 45014 (hereafter called “CFC”) and Optionee Name, an employee of CFC or one of its affiliates (hereinafter called the “Employee”) residing at:  Address, City, Zip.

WITNESSETH:

WHEREAS, the Board of Directors of CFC is of the opinion that the interests of CFC will be advanced by enabling key employees of CFC and its affiliates, upon whose judgment, initiative and efforts CFC is largely dependent for the successful conduct of its business, to acquire shares or additional shares of CFC’s stock; and

WHEREAS, the Board of Directors of CFC has established Stock Option Plan Number VIII for employees of CFC and its affiliated companies;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter set forth, and of other good and valuable consideration, CFC and Employee enter into this Stock Option Agreement (hereinafter called the “Option”) as follows:

1.

CFC hereby grants to the Employee the right and option to purchase up to Number of Shares at Option Price per share.

2.

Except in cases of retirement or death of Employee, this Option shall be exercisable only in accordance with the following schedule.

(1)

After the expiration of one year of continuous employment with CFC or an affiliate of CFC immediately following the date of grant, this Option shall be exercisable to the extent of one-third of the number of shares originally subject hereto;

(2)

After the expiration of two years of continuous employment with CFC or an affiliate of CFC immediately following the date of grant, this Option shall be exercisable to the extent of two-thirds of the number of shares originally subject hereto, less the number of shares previously purchased pursuant hereto; and

(3)

After the expiration of three years of continuous employment with CFC or an affiliate of CFC following the date of grant, this Option shall be exercisable in full.

Upon termination of employment of the Employee prior to the effective date of exercise of this Option, the unexercised portion hereof shall terminate unless such termination of employment is due to (i) retirement with the approval of the Board of Directors of CFC for disability, (ii) retirement on the attainment of age 65, (iii) retirement with 35 years of continuous employment with CFC or its affiliates, or (iv) death of the Employee while in the employment of CFC. When termination of employment is because of death, unmatured installments will be accelerated, and such installments shall therefore become exercisable in full.  When termination of employment is due to retirement or death, the period within which CFC must receive the notice of exercise and payment shall be the earlier of the period ending: (i) five years after the date of retirement or death of the employee or (ii) ten years from the date on which this Option is granted.

Notwithstanding any other provision of this agreement, this Option will terminate no later than ten years after the date this Option is granted.

3.

Except as otherwise provided in paragraph 2 hereof, this Option can be exercised only if the Employee is in the employment of CFC or one of its affiliates on the effective date of exercise.

4.

In order to exercise all or any part of this Option, the Employee or other person having the right to exercise this Option shall give written notice to CFC at its principal place of business. The notice shall indicate the number of whole shares to be purchased and shall be accompanied by payment in full for the number of shares to be purchased. The payment may be cash or through transfer of free and clear shares of CFC stock, previously acquired by the Employee, valued at the current market value on the date of transfer, or by a combination of both cash and such shares. Exercise of the Non-Qualified Option shall be effective on the date of receipt by CFC of the written notice and payment (the “effective date of exercise”). The effective date of the exercise of this Option must be within ten years from the date hereof.

5.

In order to pay all federal and state taxes to be withheld or collected upon exercise of this Option, the Employee or other person having the right to exercise this Option may satisfy all or any portion of such tax obligation by paying cash or by shares of CFC that are acquired through exercise of this Option, valued at the current market value on the date of transfer, but only to the extent of the minimum amount required to be withheld under applicable laws or regulations. This election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

6.

Neither the Employee nor the legal representative, legatee or distributee of the Employee shall be or be deemed the holder of any shares subject to this Option, unless and until the exercise of the Option has become effective and a certificate has been issued by CFC for the shares so purchased.

7.

The rights and privileges conferred by this Option shall not be transferred except by Will or by the laws of descent and distribution, in which event the notice of the exercise required under Section 4 must be properly executed by the deceased Employee’s legal representative or by the person who acquired the right to exercise the Option by reason of the death of the Employee. During the lifetime of the Employee, the Option may be exercised only by the Employee.

8.

In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting CFC’s stock, such appropriate adjustment shall be made in the number of shares to which this Option applies and also in the Option price of said shares as may be determined by the Compensation Committee of the Board of Directors.

9.

This option shall not be exercisable except for shares which CFC can sell in compliance with applicable securities laws at the time of sale.

10.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of CFC, but neither this Option nor any rights hereunder shall be assignable by the Employee. The Employee agrees by acceptance of this option to be bound by the terms and restrictions of Stock Option Plan VIII.

Dated at Fairfield, Ohio

CINCINNATI FINANCIAL CORPORATION

By:  __________________________________

Chairman, President

ATTEST:

ACCEPTED:

____________________________________

______________________________________

Chief Financial Officer

Secretary & Treasurer